UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   February 9, 2004 (February 9, 2004)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

______________________________

Item 9. Item 12.

Regulation FD Disclosure
                 and
Results of Operations and Financial Condition

            The information contained in this Form 8-K is being furnished pursuant to Form 8-K Item 9 “Regulation FD Disclosure” and Item 12 “Results of Operations and Financial Condition”.

            On February 9, 2004, Vanguard Health Systems, Inc. (the “Company”) issued a press release announcing its operating results for its second quarter ended December 31, 2003.  For information regarding the operating results, the Company hereby incorporates by reference herein the information set forth in its Press Release dated February 9, 2004, a copy of which is attached hereto as Exhibit 99.1 (the “Earnings Release”).

            The Earnings Release contains a non-GAAP financial measure, Adjusted EBITDA.  The Company defines Adjusted EBITDA as income before interest expense (net of interest income), income taxes, depreciation, amoritization, minority interests, gain or loss on sale of assets, equity method income or loss, non-cash stock compensation and debt extinguishment costs.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the income statement, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  In this regard, GAAP refers to generally accepted accounting principles in the United States.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the attachments to the Earnings Release of Adjusted EBITDA to the most directly comparable GAAP financial measure to Adjusted EBITDA, net income.

            Further, as additional supplementary financial disclosures related to Regulation G, the Company is hereby providing certain other EBITDA-related non-GAAP financial measures (the “Special Non-GAAP Financial Measures”) for certain completed accounting periods, as well as presenting their, respective, most directly comparable GAAP financial measures and the required reconciliations (the “Supplementary Financial Disclosures”).  The Supplementary Financial Disclosures are attached hereto as Exhibit 99.2 and the provisions of such Exhibit 99.2 are incorporated by reference herein.

            Management believes that Adjusted EBITDA and the Special Non-GAAP Financial Measures provide useful information about the Company’s financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the health care industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in the health care industry, a company’s leverage capacity and its ability to meet its debt service.  Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Adjusted EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of a company’s operating performance. Adjusted EBITDA is also used by the Company’s management to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to its operating businesses and assessing their performance, both internally and relative to the Company’s peers, as well as to evaluate the performance of the Company’s operating management teams.  The Special Non-GAAP Financial Measures are also used by the Company’s management and the lenders under the Company’s principal bank credit facility to determine compliance with covenants set forth in such credit facility and to determine the interest rate applicable to revolving loans under the facility.  The amounts shown for Adjusted EBITDA as presented in the Earnings Release in certain accounting periods may differ from the amounts calculated under the definition of EBITDA used in the Company’s principal bank credit facility. The definition of EBITDA used in the Company’s principal bank credit facility is further adjusted for certain other cash and non-cash charges.

            A limitation of Adjusted EBITDA, however, is that it does not reflect the periodic cost of certain capitalized assets that the Company uses to generate its revenues.  The Company  evaluates these costs through other financial measures such as capital expenditures. Adjusted EBITDA also excludes net interest expense, which is a significant expense because of the Company’s substantial indebtedness.  Despite these limitations, management believes that Adjusted EBITDA, as an operating performance measure, and not as a liquidity measure, provides investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.  Finally, management believes it is useful to investors to provide them with disclosure of the Company’s operating results using the same key financial metric as that used by management.

            The information in this Form 8-K and the Exhibits attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Exchange Act or under the Securities Act of 1933, as amended, except as shall be set forth in a specific reference in such a filing.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   February 9, 2004                                            VANGUARD HEALTH SYSTEMS, INC.
                                                                                                            (Registrant)

                                                                                    BY: /s/ Ronald P. Soltman
                                                                                           Ronald P. Soltman
                                                                                           Executive Vice President

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Press Release of Vanguard Health Systems, Inc. dated February 9, 2004 announcing second quarter operating results.

99.2	Supplementary Financial Disclosures relating to Regulation G.